                                                                   Exhibit 10.6


                              ADE CORPORATION

                             AMENDMENT TO THE
                          1992 STOCK OPTION PLAN

                               April 7, 1999



     The 1992 Stock Option Plan (the "Plan") of ADE Corporation (the "Company") is amended as of this 7th day of April, 1999 as follows. Capitalized terms used but not defined herein are used as defined in the Plan.

     The following language shall be inserted at the end of Section 2(a), "Administration of the Plan":

          "The Committee may delegate authority to the Chief Executive Officer to grant options with respect to a fixed number of shares, to be reserved from time to time for such purpose by vote of the Committee, to new employees of the Company or of a subsidiary thereof; provided, however, that no such delegation shall be permitted with respect to the grant of options to any person who is an officer or director of the Company for purposes of Section 16(b) of the Exchange Act."